As filed with the Securities and Exchange Commission on February 11, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-1494660 (I.R.S. Employer Identification No.)

10706 Beaver Dam Road Hunt Valley, Maryland (Address of principal executive offices)	21030 (Zip Code)

1998 Employee Stock Purchase Plan

(Full title of the plans)

David D. Smith
Chairman of the Board, President and Chief

Executive Officer
Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Telephone: (410) 568-1500
(Name, address and telephone
number of agent for service)

Copy to: Jeffrey B. Grill, Esq. Pillsbury Winthrop Shaw Pittman LLP 1200 Seventeenth Street, N.W. Washington, D.C. 20036 (202) 663-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	1,000,000	$31.20	$31,200,000	$3,141.84

(1)         Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock.

(2)         Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock as reported on the New York Stock Exchange on February 5,  2016.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 have been sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Sinclair Broadcast Group, Inc. (the “Registrant” or the “Company”) will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-129615, filed with the Securities and Exchange Commission on November 10, 2005 by the Registrant, except to the extent superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

The following documents and information previously filed with the SEC by the Registrant are incorporated by reference herein.

(a)                  Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 2, 2015.

(b)                  Registrant’s Definitive Proxy Statement for our 2015 annual meeting of shareholders, filed with the SEC on April 22, 2015.

(b)                  Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed on May 8, 2015.

(c)                   Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed on August 7, 2015.

(c)                   Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, filed on November 6, 2015.

(e)                   Registrant’s Current Reports on Form 8-K, filed on August 6, 2014 (as amended on October 16, 2014), January 6, 2015, March 9, 2015, April 6, 2015, April 17, 2015, May 6, 2015 (and dated April 30, 2015), June 5, 2015 and September 3, 2015.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.         Exhibits

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hunt Valley, Maryland, on the 11th day of February, 2016.

SINCLAIR BROADCAST GROUP, INC.

By	/s/ David D. Smith
David D. Smith
Chairman of the Board, Chief Executive
Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher S. Ripley and David R. Bochenek and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David D. Smith	Chairman of the Board, Chief Executive Officer and	February 11, 2016
David D. Smith	President (Principal Executive Officer)

/s/ Christopher S. Ripley	Chief Financial Officer (Principal Financial Officer)	February 11, 2016
Christopher S. Ripley

/s/ David R. Bochenek	Senior Vice President and Chief Accounting Officer	February 11, 2016
David R. Bochenek	(Principal Accounting Officer)

/s/ Frederick G. Smith	Director	February 11, 2016
Frederick G. Smith

/s/ J. Duncan Smith	Director	February 11, 2016
J. Duncan Smith

/s/ Robert E. Smith	Director	February 11, 2016
Robert E. Smith

/s/ Howard E. Friedman	Director	February 11, 2016
Howard E. Friedman

/s/ Daniel C. Keith	Director	February 11, 2016
Daniel C. Keith

/s/ Martin R. Leader	Director	February 11, 2016
Martin R. Leader

/s/ Lawrence E. McCanna	Director	February 11, 2016
Lawrence E. McCanna

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).